UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 20, 2009

Green Plains Renewable Energy, Inc.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

9420 Underwood, Ste. 100, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 19th of this year, Green Plains Renewable Energy filed a registration statement on Form S-3 with the U.S. Securities and Exchange Commission. While the Company is continuing the process of finalizing the shelf registration, which would allow Green Plains to issue up to $100 million of securities from time to time, the registration statement is not yet effective and no offering of securities has begun or is expected in the immediate future. Unless indicated otherwise in subsequent filings with the SEC, the Company intends to utilize the proceeds, if any, for general corporate purposes. In accordance with the Company’s policies and applicable securities laws, the Company will not comment further on the subject unless and until the registration statement becomes effective and a prospectus describing the terms and use of proceeds of an offering is available.

The news release regarding the statement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Number	Description
99.1	News Release, dated December 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Renewable Energy, Inc.

Date: December 21, 2009	By:	/S/ JERRY L. PETERS
Jerry L. Peters
Chief Financial Officer (Principal Financial Officer)

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